                                                                 Exhibit (10)(i)

                         BECTON, DICKINSON AND COMPANY

                      RETIREMENT BENEFIT RESTORATION PLAN

                    Restatement effective November 22, 1994

                               Table of Contents





Section 1       Purpose and Effective Date...........................    1

Section 2       Definitions..........................................    2

Section 3       Participation........................................    4

Section 4       Retirement Benefits..................................    5

Section 5       Vesting and Payment..................................    6

Section 6       Source of Payment....................................    7

Section 7       Administration and Interpretation of the Plan........    8

Section 8       Amendment and Termination............................    9

Section 9       Designation of Beneficiaries.........................   10

Section 10      General Provisions...................................   11

                         BECTON DICKINSON AND COMPANY
                      RETIREMENT BENEFIT RESTORATION PLAN

                                   SECTION I

                          PURPOSE AND EFFECTIVE Date

1.1 The purpose of the Becton, Dickinson and Company Retirement Benefit Restoration Plan is to restore to participating employees the benefits that would be payable to them under the Becton, Dickinson and Company Retirement Plan in the absence of benefit limitations required under such Plan by the Internal Revenue Code.

1.2 This Plan is effective November 22, 1994 and supersedes the provisions of the prior version of the Plan, effective October 1, 1989.

                                   SECTION 2

                                  Definitions

When used herein, the following terms shall have the following meanings:

2.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.2 "Beneficiary" means the beneficiary or beneficiaries who, pursuant to the provisions of Section 9, are to receive the amount, if any, payable under this Plan upon the death of a Participant.

2.3     "Board of Directors" means the Board of Directors of the Company.

2.4     "Change in Control" of the Company means any of the following events:

                (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or

                (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                (iii) substantially all the assets of the Company are disposed of by the Company pursuant to a merger, consolidation, partial or complete liquidation, a sale of assets (including stock of a subsidiary) or otherwise, but not including a reincorporation or similar transaction resulting in a change only in the form of ownership of such assets.

2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to a Code Section shall be deemed to refer to any successor provision of the Code, as appropriate.

2.6 "Committee" means the Retirement Benefit Restoration Plan Committee designated by the Board of Directors to administer the Plan pursuant to
        Section 7.

2.7 "Company" means Becton, Dickinson and Company, a New Jersey corporation, or any successor under the provisions of Section 10.2.

2.8 "Deferred Amounts" means any bonus, salary or stock awards electively deferred by a Participant under any plan of the Company to the extent that such amounts would be includible in the definition of Total Compensation under the Retirement Plan if not so deferred.

2.9     "Deferred Amounts Restoration Benefit" means the benefit provided under
        Section 4.3 of the Plan.

2.10    "Employee" means an employee of an Employer.

2.11 "Employer" means the Company and any subsidiary or affiliate of the Company that becomes an Employer in accordance with Section 10.1.

2.12 "Excess Benefit" means the benefit provided under Section 4.1 of the Plan.

2.13 "Participant" means any employee of an Employer who is entitled to participate in the Plan in accordance with Section 3.

2.14 "Plan" means the Becton, Dickinson and Company Retirement Benefit Restoration Plan as set forth herein and as amended and restated from time to time.

2.15 "Retirement Plan" means, the Becton, Dickinson and Company Retirement Plan, as it may be amended and restated from time to time.

2.16 "Supplemental Benefit" means the benefit provided under Section 4.2 of the Plan.

2.17 "Termination of Employment" means the termination of a Participant's employment with the Company and all subsidiaries and affiliates of the Company.

2.18    "Total Compensation" means Total Compensation under the Retirement Plan.

                                   SECTION 3

                                 Participation

3.1     Unless the Committee determines otherwise:

        (a) Any Employee who participates in the Retirement Plan and whose benefits under the Retirement Plan are limited pursuant to the provisions included in the Retirement Plan in order to comply with Code Section 415 shall be a Participant in this Plan with respect to benefits payable under Section 4.1.

        (b) Any Employee who participates in the Retirement Plan and whose benefits under the Retirement Plan are limited pursuant to the provisions included in the Retirement Plan in order to comply with Code Section 401(a)(17) shall be a Participant in this Plan with respect to benefits payable under Section 4.2.

        (c) Any Employee who participates in the Retirement Plan whose benefits under the Retirement Plan would be greater if Deferred Amounts were included in the definition of Total Compensation under such Plan shall be a Participant in this Plan with respect to benefits payable under Section 4.3.

3.2 The participation of any Participant may be suspended or terminated by the Committee at any time, but no such suspension or termination shall operate to reduce any benefits accrued by the Participant under the Plan prior to the date of suspension or termination.

                                   SECTION 4

                              Retirement Benefits


4.1 A Participant's Excess Benefit shall equal the excess (if any) of (i) the benefit that would have been payable under the Retirement Plan in respect of the Participant in the absence of the provisions included in the Retirement Plan in order to comply with Section 415 of the Code, over (ii) the benefit actually payable in respect of the Participant under the Retirement Plan.

4.2     A Participant's Supplemental Benefit shall equal the excess (if any) of
        (i) the benefit that would have been payable under the Retirement Plan in respect of the Participant in the absence of the provisions included in the Retirement Plan in order to comply with Section 401(a)(17) of the Code and Section 415 of the Code, over (ii) the sum of the Participant's Excess Benefit and the benefit actually payable in respect of the Participant under the Retirement Plan.

4.3 A Participant's Deferred Amount Restoration Benefit shall equal the excess (if any) of (i) the benefit that would have been payable under the Retirement Plan in respect of the Participant in the absence of the provisions included in the Retirement Plan in order to comply with
        Section 401(a)(17) of the Code and Section 415 of the Code and if "Deferred Amounts" or any other excludable bonus were included in the definition of Total Compensation under the Retirement Plan over (ii) the sum of the Participant's Excess Benefit and Supplemental Benefit and the benefit actually payable in respect of the Participant under the Retirement Plan.

4.4 The calculations made in Section 4.1, 4.2 and 4.3 shall reflect the applicable adjustments under the Retirement Plan for early commencement and the form of benefit selected.

                                   SECTION 5

                              Vesting and Payment



5.1 No amount shall be payable to a Participant or his or her Beneficiary under the Plan to the extent it represents benefits that would have been forfeited under the vesting provisions of the Retirement Plan if payable thereunder.

5.2 Except as provided in Sections 5.5 and 5.6, Plan benefits shall be paid to a Participant (or to his or her Beneficiary in the event of the Participant's death) in a cash lump sum at the same time as payments commence under the Retirement Plan (or as soon as practicable thereafter).

5.3     The amount of the lump-sum payment in respect of a Participant under
        Section 5.2 or 5.5 shall equal the actuarial present value (at the time payment becomes due) of the sum of the Participant's Excess Benefit, Supplemental Benefit and Deferred Amounts Restoration Benefit, based on the following assumptions:

                (i) the interest rate used by the Pension Benefit Guaranty Corporation for purposes of calculating the present value of benefits under single employer plans terminated on the last day of the month preceding the calendar quarter in which payment is due under the Plan; and

                (ii) the mortality table used under the Retirement Plan for valuing optional forms of payment at the time payment is due under the Plan.

5.4 The present value described in Section 5.3 shall include the present value of the Retirement Plan benefit, using the assumptions described in
        Section 5.3, that would be payable absent the limitations effected by
        Section 415 of the Code, Section 401(a)(17) of the Code and if Deferred Amounts were includible in the definition of Total Compensation under the Retirement Plan, multiplied by the following: 1 - b/c, where
        (b) is the actual benefit payable under the Retirement Plan, and (c) is the sum of (b) plus the amounts described in Sections 4.1, 4.2 and 4.3.

5.5 Notwithstanding the provisions of Section 5.2 to the contrary, each Participant's benefits shall (to the extent not previously paid) be payable (i) to the Participant in a cash lump sum as soon as practicable, but not later than 10 business days, after the Participant's Termination of Employment following a Change in Control, or (ii) to the Participant's Beneficiary in a cash lump sum as soon as practicable following the Participant's death.

5.6 Notwithstanding any other provision of this Plan, the Committee may defer the distribution of any Plan benefits to a Participant if the Committee anticipates that the amount of such Plan benefits, or any portion thereof, would be nondeductible for corporate income tax purposes to the Company pursuant to Section 162(m) of the Code.

                                   SECTION 6

                               Source of Payment

6.1 All benefits provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such benefits
                                      --------  -------
        shall be reduced by the amount of any payments made to the Participant or his or her Beneficiary from any trust or special or separate fund established by the Company, to the extent such trust or fund is intended to assure the payment of such benefits. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure the payment of Plan benefits, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participant and his or her Beneficiary shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Participant or Beneficiary. To the extent that any Participant or Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                                   SECTION 7

                 Administration and Interpretation of the Plan


7.1 Prior to a Change in Control the Plan shall be administered by the Retirement Benefit Restoration Plan Committee appointed by the Board of Directors to administer the Plan. The Committee shall have full discretion, power and authority to interpret, construe and administer the Plan, to provide for claims review procedures, and to review claims for benefits under the Plan. After a Change in Control, the Trustee shall administer the Plan and shall have the same privileges and rights as given to the Committee prior to a Change in Control. The Committee's interpretations and constructions of the Plan and the actions taken thereunder by the Committee shall be binding and conclusive on all persons and for all purposes.

7.2 To the extent that the Plan provides benefits which would be provided under the Retirement Plan but for the limitations imposed by Section 415 of the Code, the Plan is intended to be an "excess benefit plan" within the meaning of the Act. To the extent that the Plan provides other benefits, the Plan is intended to be a separate, unfunded deferred compensation plan "for a select group of management or highly compensated employees" within the meaning of the Act. Each provision of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall, to that extent, be disregarded.

7.3 The Committee shall establish and maintain Plan records and may arrange for the engagement of such accounting, actuarial or legal advisors, who may be advisors to the Company, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such advisors engaged by the Committee and may delegate to any agent or to any sub-committee or member of the Committee its authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee.

7.4 To the maximum extent permitted by law, no member of the Board of Directors or the Committee shall be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf in his or her capacity as a member of the Board of Directors or the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Board of Directors or the Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the

        Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.


                                   SECTION 8

                           Amendment and Termination

8.1 The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action.

                                   SECTION 9

                         Designation of Beneficiaries

9.1 A Participant's Beneficiary under this Plan shall be the person or persons who would receive the benefit payable upon the Retirement's death if paid under the Retirement Plan instead of this Plan.

9.2 If the Committee is in doubt as to the right of any person to receive an amount payable upon a Participant's death, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                  SECTION 10

                              General Provisions


10.1 Any subsidiary or affiliate of the Company may, upon approval by the Committee, adopt the Plan and become an Employer under the terms of the Plan. Each Employer shall bear the costs of the benefits provided under the Plan with respect to persons employed by it (subject to the allocation of costs among Employers by the Committee, in the case of Participants employed by more than one Employer).

10.2 This Plan shall be binding upon and inure to the benefit of the Company, its subsidiaries and affiliates, and their successors and assigns and the Participant, his or her Beneficiary or designees and his or her estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" shall refer to such other corporation and this Plan shall continue in full force and effect.

10.3 Neither the Plan nor any action taken hereunder shall be construed as giving to a Participant or any employee the right to be retained in the employ of an Employer or any other subsidiary or affiliate of the Company or as affecting the right of an Employer or such a subsidiary or affiliate to dismiss any Participant or employee with or without cause.

10.4 The Company may provide for the withholding from any benefits payable under this Plan all Federal, state, city or other taxes as shall be appropriate pursuant to any law or governmental regulation or ruling and may delay the payment of any benefit until the Participant or Beneficiary provides payment to the Company of all applicable withholding taxes.

10.5 No right to any amount payable at any time under the Plan may be assigned, transferred, pledged, or encumbered, either voluntarily or by operation of law, except as provided expressly herein as to payments to a Beneficiary or as may otherwise be required by law.

10.6 If the Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his or her affairs because of illness or accident, or had died, then the Committee, if it so elects, may direct that any payment due him or her or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit ot his or her spouse, children or other dependents, an institution maintaining or having, custody of such person, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Company, the Plan or the Committee or any member, officer or employee thereof.

10.7 All elections, designations, requests, notices, instructions, and other communications from a Participant, Beneficiary or other person to the Committee or the Company pursuant to the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

10.8 The benefits payable under this Plan shall be in addition to all other benefits provided for employees of the Company.

10.9 The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

10.10 To the extent not preempted by Federal law, this plan shall be governed by the laws of the State of New Jersey, without regard to the principles of conflict of laws thereof, as from time to time in effect.